EXHIBIT 99.1

Lakeland Bancorp Announces Third Quarter Results

OAK RIDGE, N.J., Oct. 26, 2023 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (NASDAQ: LBAI) (the “Company”), the parent company of Lakeland Bank (“Lakeland”), reported net income of $22.2 million and earnings per diluted share ("EPS") of $0.34 for the three months ended September 30, 2023 compared to net income of $28.7 million and diluted EPS of $0.44 for the three months ended September 30, 2022. For the third quarter of 2023, annualized return on average assets was 0.81%, annualized return on average common equity was 7.76% and annualized return on average tangible common equity was 10.29%.

Thomas Shara, Lakeland Bancorp’s President and CEO, commented on the quarterly financial results, “We are pleased with our continued steady growth during the quarter as we surpassed $11 billion in assets. Loan growth continued to be solid with 2% growth for the quarter and 5% growth year-to-date. The loan growth is diverse across virtually all loan categories for both periods. Deposits grew 2% as well during the quarter and the shift from lower yielding transaction accounts to higher yielding deposit products appears to have slowed. Our asset quality remains pristine with nonperforming loans to total loans dropping to 16 basis points.”

Regarding the Company’s pending merger with Provident Financial Services, Inc., Mr. Shara added, “We continue to engage in productive discussions with our regulators and look forward to closing our transaction as soon as we receive the required regulatory approvals.”

Third Quarter 2023 Highlights

  Loan growth for the third quarter of $192.8 million, or 2.4%, compared to the linked second quarter of 2023, was attributable to expansion across all loan portfolios excluding construction loans.
  Third quarter 2023 results continue to be impacted by the increasing market rate environment. Net interest margin for the third quarter of 2023 decreased 15 basis points to 2.68% from 2.83% in the prior quarter and decreased 60 basis points from 3.28% in the third quarter of 2022. For more information, please see "Net Interest Margin and Net Interest Income" below.
  Nonperforming assets decreased 27% to $13.4 million, or 0.12% of total assets, for the third quarter of 2023 compared to $18.4 million in the third quarter of 2022 and $16.1 million in the linked quarter.

Net Interest Margin and Net Interest Income

Net interest margin for the three and nine months ended September 30, 2023 declined from previous periods as a result of an increase in the cost of interest-bearing liabilities partially offset by an increase in the yields on interest-earning assets driven by the increase in market interest rates. The increasing rate environment also has resulted in a change in customers' banking behaviors causing them to move funds from lower yielding interest-bearing transaction and savings accounts to higher yielding time deposits.

Net interest income for the third quarter of 2023 of $68.9 million decreased $11.4 million compared to the third quarter of 2022. Net interest income for the nine months ended September 30, 2023 of $216.4 million decreased $14.6 million from the nine months ended September 30, 2022.

Net interest margin for the third quarter of 2023 of 2.68% decreased 60 basis points compared to the third quarter of 2022 and decreased 15 basis points compared to the second quarter of 2023. Net interest margin for the nine months ended September 30, 2023 decreased 38 basis points to 2.85% from the same period last year.

The yield on interest-earning assets for the third quarter of 2023 increased 96 basis points to 4.86% as compared to 3.90% for the third quarter of 2022 and increased 15 basis points as compared to 4.71% for the second quarter of 2023. For the nine months ended September 30, 2023, the yield on average assets was 4.71% compared to 3.58% for the same period last year.

The cost of interest-bearing liabilities for the third quarter of 2023 was 2.96% compared to 0.94% for the third quarter of 2022 and 2.59% for the second quarter of 2023. For the nine months ended September 30, 2023, the cost of interest-bearing liabilities was 2.56% compared to 0.56% for the same period last year.

Noninterest Income

For the third quarter of 2023, noninterest income totaled $5.4 million, a decrease of $1.8 million as compared to the third quarter of 2022. Service charges on deposit accounts declined $812,000 from the third quarter of 2022 to the same period in 2023 resulting from a decline in interchange income due to the impact of the Durbin Amendment which became effective for Lakeland in the third quarter of 2023. One of the provisions of the Durbin Amendment is reduced interchange income for banks over $10 billion in assets. Commissions and fees decreased $481,000 driven primarily by decreases in loan fee income and investment services income. Partially offsetting these unfavorable variances was a decline in losses on equity securities which totaled $294,000 in the third quarter of 2023 compared to losses of $464,000 in the third quarter of 2022.

For the nine months ended September 30, 2023, noninterest income totaled $18.4 million, a decrease of $2.7 million as compared to the nine months ended September 30, 2022. Gains on sales of loans decreased $1.5 million compared to the nine months ended September 30, 2022 due primarily to lower sale volume. Commissions and fees decreased $1.4 million driven primarily by a decrease in loan fees and investment services income. Partially offsetting these unfavorable variances were losses on equity securities of $281,000 in the nine months ended September 30, 2023 compared to losses of $1.3 million in the nine months ended September 30, 2022. Service charges on deposit accounts decreased $516,000 from the nine months ended September 30, 2022 for the same reason discussed in the quarterly comparison.

Noninterest Expense

Noninterest expense for the third quarter of 2023 of $44.4 million decreased $3.4 million compared to the third quarter of 2022. Merger-related expenses declined from $3.5 million from the third quarter of 2022 to $198,000 for the third quarter of 2023 due to the timing of expenses incurred. Other operating expenses in the third quarter of 2023 decreased $1.2 million compared to the same period in 2022 due primarily to decreased marketing expense, consulting fees, appraisal expenses and other expenses. Compensation and employee benefits decreased $480,000 from the third quarter of 2022 to the third quarter of 2023 as a result of a decline in headcount related to the anticipated merger with Provident Financial Services, Inc. FDIC insurance expense increased $664,000 due to an increase in the 2023 assessment rate related to Lakeland's asset size exceeding $10 billion.

Noninterest expense for the nine months ended September 30, 2023 of $140.0 million decreased $2.9 million compared to the nine months ended September 30, 2022. The decrease in noninterest expense was primarily due to decreases in merger-related expenses which totaled $735,000 in the nine months ended September 30, 2023 compared to $8.1 million during the nine months ended September 30, 2022. Merger-related expenses during the current year are as a result of the anticipated merger with Provident Financial, while expenses in the nine months ended September 30, 2022 related both to the anticipated merger with Provident Financial, as well as the acquisition of 1st Constitution Bancorp. Other operating expenses decreased from $23.3 million for the nine months ended September 30, 2022 to $21.9 million for nine months ended September 30, 2023 for the same reasons discussed in the quarterly comparison. Offsetting these decreases in expense were increases in compensation and employee benefits which increased $2.5 million resulting primarily from increased commissions, bonus expense and normal merit increases. FDIC expense increased for nine months ended September 30, 2023 compared to the same period in the prior year for the same reason referred to above in the quarterly comparison.

Income Tax Expense

The effective tax rate for the third quarter of 2023 was 22.5% compared to 25.0% for the third quarter of 2022. The decreased effective tax rate for the third quarter of 2023 was primarily a result of tax advantaged items increasing as a percentage of pretax income. The effective tax rate for the nine months ended September 30, 2023 was 22.7% compared to 24.7% for the nine months ended September 30, 2022. The decreased effective tax rate for the first nine months of 2023 was primarily for the same reason discussed in the quarterly comparison.

Financial Condition

At September 30, 2023, total assets were $11.18 billion, an increase of $393.0 million, compared to December 31, 2022. As of September 30, 2023, total loans increased $428.0 million to $8.29 billion while investment securities decreased $176.4 million to $1.86 billion from December 31, 2022. On the funding side, total deposits increased $35.0 million from December 31, 2022, to $8.60 billion at September 30, 2023. During the first nine months of 2023, transaction and savings accounts decreased $639.7 million while time deposits increased $674.8 million. At September 30, 2023, total loans as a percent of total deposits was 96.4%. As of September 30, 2023, the Bank had on-balance sheet liquidity and funding capacity that represented 112% of uninsured and uncollateralized deposits. Borrowings increased $300.3 million from December 31, 2022 to September 30, 2023, to fund loan growth.

Asset Quality

At September 30, 2023, non-performing assets totaled $13.4 million or 0.12% of total assets compared to $18.4 million, or 0.17% of total assets at September 30, 2022. Non-accrual loans as a percent of total loans was 0.16% at September 30, 2023, compared to 0.24% at September 30, 2022. The decrease in non-accrual loans resulted primarily from payoffs of non-accrual loans and an improvement in asset quality. The allowance for credit losses on loans totaled $75.2 million, 0.91% of total loans, at September 30, 2023, compared to $68.9 million, 0.91% of total loans, at September 30, 2022. In the third quarter of 2023, the Company had net charge-offs of $133,000 or 0.01% of average loans compared to net recoveries of $32,000 or 0.00% of average loans on an annualized basis for the same period in 2022.

The provision for credit losses for the third quarter of 2023 was $1.3 million compared to $1.4 million in the third quarter of 2022. The provision for the third quarter of 2023 is comprised of a provision for credit losses on loans of $1.3 million and a benefit for off-balance-sheet exposures of $65,000.

Capital

At September 30, 2023, stockholders' equity was $1.14 billion compared to $1.11 billion at December 31, 2022, a 2% increase, resulting primarily from net income, partially offset by the payment of dividends. Lakeland Bank remains above FDIC “well capitalized” standards, with a Tier 1 leverage ratio of 9.24% at September 30, 2023. The book value per common share increased 5% to $17.46 at September 30, 2023 compared to $16.70 at September 30, 2022. Tangible book value per common share was $13.17 and $12.36 at September 30, 2023 and 2022, respectively (see "Supplemental Information - Non-GAAP Financial Measures" for a reconciliation of non-GAAP financial measures, including tangible book value). At September 30, 2023, the Company’s common equity to assets ratio and tangible common equity to tangible assets ratio were 10.16% and 7.86%, respectively, compared to 10.29% and 7.83% at September 30, 2022. On October 24, 2023, the Company declared a quarterly cash dividend of $0.145 per share to be paid on November 16, 2023, to shareholders of record as of November 6, 2023.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “projects,” “intends,” “estimates,” “expects,” “believes,” “plans,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements. In addition to the specific risk factors disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, the following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in levels of market interest rates, which may affect demand for our products and the value of our financial instruments; pricing pressures on loan and deposit products; changes in the financial services industry and the U.S. and global capital markets; inflation and other changes in economic conditions nationally, regionally and in the Company’s markets; the nature and timing of actions of the Federal Reserve Board and other regulators; the nature and timing of legislation and regulation affecting the financial services industry; government intervention in the U.S. financial system; changes in federal and state tax laws; credit risks of the Company’s lending and leasing activities; the effects of the recent turmoil in the banking industry (including the failures of three financial institutions); successful implementation, deployment and upgrades of new and existing technology, systems, services and products; customers’ acceptance of the Company’s products and services; competition; failure to realize anticipated efficiencies and synergies from the merger of 1st Constitution Bancorp into Lakeland Bancorp and the merger of 1st Constitution Bank into Lakeland Bank; and expenses related to our proposed merger with Provident Financial, unexpected delays related to the merger, inability to obtain regulatory approvals or satisfy other closing conditions required to complete the merger, and failure to realize anticipated efficiencies and synergies from the merger. Further, given its ongoing and dynamic nature, it is difficult to predict the continuing effects that the COVID-19 pandemic will have on our business and results of operations. Any statements made by the Company that are not historical facts should be considered to be forward-looking statements. The Company is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). This press release also contains certain supplemental non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results.

The Company also provides measurements and ratios based on tangible equity and tangible assets. These measures are utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors.

Specifically, the Company also uses an efficiency ratio that is a non-GAAP financial measure. The ratio that the Company uses excludes amortization of core deposit intangibles, and, where applicable, long-term debt prepayment fees and merger-related expenses. Income for the non-GAAP ratio is increased by the favorable effect of tax-exempt income and excludes gains and losses from the sale of investment securities, which can vary from period to period. The Company uses this ratio because it believes the ratio provides a relevant measure to compare the operating performance period to period.

These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. See accompanying "Supplemental Information - Non-GAAP Financial Measures" and "Supplemental Information – Reconciliation of Net Income" for a reconciliation of non-GAAP financial measures.

About Lakeland

Lakeland Bank is the wholly-owned subsidiary of Lakeland Bancorp, Inc. (NASDAQ:LBAI), which had $11.18 billion in total assets at September 30, 2023. With an extensive branch network and commercial lending centers throughout New Jersey and Highland Mills, New York, the Bank offers business and retail banking products and services. Business services include commercial loans and lines of credit, commercial real estate loans, loans for healthcare services, asset-based lending, equipment financing, small business loans and lines and cash management services. Consumer services include online and mobile banking, home equity loans and lines, mortgage options and wealth management solutions. Lakeland is proud to be recognized as New Jersey's Best-In-State Bank by Forbes and Statista for the fifth consecutive year, Best Banks to Work For by American Banker, rated a 5-Star Bank by Bauer Financial and named one of New Jersey's 50 Fastest Growing Companies by NJBIZ. Visit LakelandBank.com or call 973-697-6140 for more information.

Thomas J. Shara	Thomas F. Splaine
President & CEO	EVP & CFO

Lakeland Bancorp, Inc. Financial Highlights (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands, except per share amounts)	2023	2022	2023	2022
Income Statement
Net interest income	$68,906	$80,285	$216,373	$230,975
Provision for credit losses	(1,262)	(1,358)	(11,102)	(11,274)
Gains on sales of loans	349	355	1,008	2,496
(Loss) gain on equity securities	(294)	(464)	(281)	(1,313)
Other noninterest income	5,363	7,342	17,625	19,893
Merger-related expenses	(198)	(3,488)	(735)	(8,073)
Other noninterest expense	(44,170)	(44,323)	(139,246)	(134,765)
Pretax income	28,694	38,349	83,642	97,939
Provision for income taxes	(6,455)	(9,603)	(18,970)	(24,147)
Net income	$22,239	$28,746	$64,672	$73,792

Basic earnings per common share	$0.34	$0.44	$0.98	$1.13
Diluted earnings per common share	$0.34	$0.44	$0.98	$1.13
Dividends paid per common share	$0.145	$0.145	$0.435	$0.425
Weighted average shares - basic	65,064	64,842	65,030	64,547
Weighted average shares - diluted	65,222	65,061	65,210	64,755

Selected Operating Ratios
Annualized return on average assets	0.81%	1.10%	0.80%	0.96%
Annualized return on average common equity	7.76%	10.33%	7.66%	8.99%
Annualized return on average tangible common equity (1)	10.29%	13.87%	10.18%	12.08%
Annualized yield on interest-earning assets	4.86%	3.90%	4.71%	3.58%
Annualized cost of interest-bearing liabilities	2.96%	0.94%	2.56%	0.56%
Annualized net interest spread	1.90%	2.96%	2.15%	3.02%
Annualized net interest margin	2.68%	3.28%	2.85%	3.23%
Efficiency ratio (1)	58.43%	49.76%	58.36%	52.53%
Stockholders' equity to total assets			10.16%	10.29%
Book value per common share			$17.46	$16.70
Tangible book value per common share (1)			$13.17	$12.36
Tangible common equity to tangible assets (1)			7.86%	7.83%

Asset Quality Ratios			September 30, 2023	September 30, 2022
Ratio of allowance for credit losses to total loans			0.91%	0.91%
Non-performing loans to total loans			0.16%	0.24%
Non-performing assets to total assets			0.12%	0.17%
Annualized net charge-offs to average loans			0.00%	0.14%

(1) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc. Financial Highlights (Unaudited)

(dollars in thousands)			September 30, 2023	September 30, 2022
Selected Balance Sheet Data at Period End
Loans			$8,294,057	$7,568,826
Allowance for credit losses			75,159	68,879
Investment securities			1,860,996	2,047,186
Total assets			11,176,809	10,515,599
Total deposits			8,602,503	8,677,799
Short-term borrowings			728,769	357,787
Other borrowings			519,596	219,148
Stockholders' equity			1,135,627	1,082,406

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Selected Average Balance Sheet Data
Loans	$8,167,362	$7,517,878	$8,023,336	$7,257,990
Investment securities	2,013,153	2,160,719	2,065,720	2,123,350
Interest-earning assets	10,276,375	9,755,797	10,194,631	9,617,082
Total assets	10,875,553	10,358,600	10,794,854	10,230,532
Noninterest-bearing demand deposits	1,871,516	2,325,391	1,948,503	2,277,192
Savings deposits	759,232	1,092,222	839,000	1,125,580
Interest-bearing transaction accounts	4,103,217	4,337,559	4,111,262	4,368,492
Time deposits	1,856,266	905,735	1,656,678	862,958
Total deposits	8,590,231	8,660,907	8,555,443	8,634,222
Short-term borrowings	744,582	240,728	725,686	159,033
Other borrowings	232,573	219,082	223,818	218,679
Total interest-bearing liabilities	7,695,870	6,795,326	7,556,444	6,734,742
Stockholders' equity	1,137,387	1,104,145	1,129,498	1,096,921

Lakeland Bancorp, Inc. and Subsidiaries Consolidated Statements of Income (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share data)	2023	2022	2023	2022
Interest Income
Loans and fees	$111,618	$84,924	$317,360	$229,706
Federal funds sold and interest-bearing deposits with banks	1,307	429	4,016	846
Taxable investment securities and other	12,078	9,589	35,571	24,583
Tax-exempt investment securities	1,536	1,485	4,765	4,229
Total Interest Income	126,539	96,427	361,712	259,364
Interest Expense
Deposits	45,058	13,618	110,920	22,486
Federal funds purchased and securities sold under agreements to repurchase	10,186	717	27,773	887
Other borrowings	2,389	1,807	6,646	5,016
Total Interest Expense	57,633	16,142	145,339	28,389
Net Interest Income	68,906	80,285	216,373	230,975
Provision for credit losses	1,262	1,358	11,102	11,274
Net Interest Income after Provision for Credit Losses	67,644	78,927	205,271	219,701
Noninterest Income
Service charges on deposit accounts	1,996	2,808	7,629	8,145
Commissions and fees	1,731	2,212	5,519	6,873
Income on bank owned life insurance	816	1,468	2,613	3,118
Loss on equity securities	(294)	(464)	(281)	(1,313)
Gains on sales of loans	349	355	1,008	2,496
Swap income	697	711	1,114	1,110
Other income	123	143	750	647
Total Noninterest Income	5,418	7,233	18,352	21,076
Noninterest Expense
Compensation and employee benefits	26,156	26,636	83,737	81,253
Premises and equipment	7,888	7,574	23,857	23,225
FDIC insurance	1,354	690	3,944	2,034
Data processing	1,932	1,419	5,819	4,980
Merger-related expenses	198	3,488	735	8,073
Other operating expenses	6,840	8,004	21,889	23,273
Total Noninterest Expense	44,368	47,811	139,981	142,838
Income before provision for income taxes	28,694	38,349	83,642	97,939
Provision for income taxes	6,455	9,603	18,970	24,147
Net Income	$22,239	$28,746	$64,672	$73,792
Per Share of Common Stock
Basic earnings	$0.34	$0.44	$0.98	$1.13
Diluted earnings	$0.34	$0.44	$0.98	$1.13
Dividends	$0.145	$0.145	$0.435	$0.425

Lakeland Bancorp, Inc. and Subsidiaries Consolidated Balance Sheets

(dollars in thousands)	September 30, 2023	December 31, 2022
	(Unaudited)
Assets
Cash	$327,616	$223,299
Interest-bearing deposits due from banks	26,209	12,651
Total cash and cash equivalents	353,825	235,950
Investment securities available for sale, at estimated fair value (allowance for credit losses of $0 at September 30, 2023 and $310 at December 31, 2022)	942,510	1,054,312
Investment securities held to maturity (estimated fair value of $656,725 at September 30, 2023 and $760,455 at December 31, 2022, allowance for credit losses of $146 at September 30, 2023 and $107 at December 31, 2022)	847,699	923,308
Equity securities, at fair value	17,207	17,283
Federal Home Loan Bank and other membership stocks, at cost	53,580	42,483
Loans held for sale	1,251	536
Loans, net of deferred fees	8,294,057	7,866,050
Less: Allowance for credit losses	75,159	70,264
Net loans	8,218,898	7,795,786
Premises and equipment, net	53,993	55,429
Operating lease right-of-use assets	17,475	20,052
Accrued interest receivable	36,612	33,374
Goodwill	271,829	271,829
Other identifiable intangible assets	7,559	9,088
Bank owned life insurance	159,009	156,985
Other assets	195,362	167,425
Total Assets	$11,176,809	$10,783,840
Liabilities and Stockholders' Equity
Liabilities
Deposits:
Noninterest-bearing	$1,857,324	$2,113,289
Savings and interest-bearing transaction accounts	4,862,246	5,246,005
Time deposits $250 thousand and under	1,401,588	901,505
Time deposits over $250 thousand	481,345	306,672
Total deposits	8,602,503	8,567,471
Federal funds purchased and securities sold under agreements to repurchase	728,769	728,797
Other borrowings	325,000	25,000
Subordinated debentures	194,596	194,264
Operating lease liabilities	18,618	21,449
Other liabilities	171,696	138,272
Total Liabilities	10,041,182	9,675,253
Stockholders' Equity
Common stock, no par value; authorized 100,000,000 shares; issued 65,161,310 shares and outstanding 65,030,275 shares at September 30, 2023 and issued 65,002,738 shares and outstanding 64,871,703 shares at December 31, 2022	857,707	855,425
Retained earnings	365,498	329,375
Treasury shares, at cost, 131,035 shares at September 30, 2023 and December 31, 2022	(1,452)	(1,452)
Accumulated other comprehensive loss	(86,126)	(74,761)
Total Stockholders' Equity	1,135,627	1,108,587
Total Liabilities and Stockholders' Equity	$11,176,809	$10,783,840

Lakeland Bancorp, Inc. Financial Highlights (Unaudited)

	For the Quarter Ended
(dollars in thousands, except per share data)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Income Statement
Net interest income	$68,906	$71,542	$75,925	$81,640	$80,285
(Provision) benefit for credit losses	(1,262)	(1,947)	(7,893)	2,760	(1,358)
Gains on sales of loans	349	229	430	269	355
Gains (loss) on equity securities	(294)	(135)	148	11	(464)
Other noninterest income	5,363	6,575	5,687	6,743	7,342
Merger-related expenses	(198)	(242)	(295)	(533)	(3,488)
Other noninterest expense	(44,170)	(46,766)	(48,310)	(44,837)	(44,323)
Pretax income	28,694	29,256	25,692	46,053	38,349
Provision for income taxes	(6,455)	(6,628)	(5,887)	(12,476)	(9,603)
Net income	$22,239	$22,628	$19,805	$33,577	$28,746

Basic earnings per common share	$0.34	$0.34	$0.30	$0.51	$0.44
Diluted earnings per common share	$0.34	$0.34	$0.30	$0.51	$0.44
Dividends paid per common share	$0.145	$0.145	$0.145	$0.145	$0.145
Dividends paid	$9,521	$9,529	$9,500	$9,505	$9,506
Weighted average shares - basic	65,064	65,059	64,966	64,854	64,842
Weighted average shares - diluted	65,222	65,173	65,228	65,222	65,061

Selected Operating Ratios
Annualized return on average assets	0.81%	0.84%	0.75%	1.26%	1.10%
Annualized return on average common equity	7.76%	8.03%	7.17%	12.19%	10.33%
Annualized return on average tangible common equity (1)	10.29%	10.67%	9.57%	16.42%	13.87%
Annualized net interest margin	2.68%	2.83%	3.07%	3.28%	3.28%
Efficiency ratio (1)	58.43%	58.82%	57.84%	49.67%	49.76%
Common stockholders' equity to total assets	10.16%	10.38%	10.40%	10.28%	10.29%
Tangible common equity to tangible assets (1)	7.86%	8.02%	8.02%	7.88%	7.83%
Tier 1 risk-based ratio	11.31%	11.43%	11.33%	11.24%	11.16%
Total risk-based ratio	13.87%	14.03%	13.93%	13.83%	13.78%
Tier 1 leverage ratio	9.24%	9.17%	9.13%	9.16%	9.10%
Common equity tier 1 capital ratio	10.80%	10.90%	10.81%	10.71%	10.62%
Book value per common share	$17.46	$17.40	$17.33	$17.09	$16.70
Tangible book value per common share (1)	$13.17	$13.10	$13.01	$12.76	$12.36

(1) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc. Financial Highlights (Unaudited)

	For the Quarter Ended
(dollars in thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Selected Balance Sheet Data at Period End
Loans	$8,294,057	$8,101,287	$7,952,553	$7,866,050	$7,568,826
Allowance for credit losses on loans	75,159	73,965	71,403	70,264	68,879
Investment securities	1,860,996	1,938,611	1,994,927	2,037,386	2,047,186
Total assets	11,176,809	10,897,966	10,837,241	10,783,840	10,515,599
Total deposits	8,602,503	8,444,681	8,536,943	8,567,471	8,677,799
Short-term borrowings	728,769	938,718	813,328	728,797	357,787
Other borrowings	519,596	219,486	219,376	219,264	219,148
Stockholders' equity	1,135,627	1,131,702	1,126,580	1,108,587	1,082,406

Loans
Non-owner occupied commercial	$2,980,811	$2,991,124	$2,943,897	$2,906,014	$2,873,824
Owner occupied commercial	1,299,977	1,201,049	1,205,635	1,246,189	1,141,290
Multifamily	1,361,628	1,314,255	1,275,771	1,260,814	1,186,036
Non-owner occupied residential	208,560	205,818	210,203	218,026	222,597
Commercial, industrial and other	632,531	594,401	562,287	606,276	612,494
Paycheck Protection Program	388	389	390	435	734
Construction	333,998	354,918	404,994	380,100	381,109
Equipment financing	174,946	173,469	161,889	151,575	137,999
Residential mortgages	956,535	922,109	857,427	765,552	690,453
Consumer and home equity	344,683	343,755	330,060	331,069	322,290
Total loans	$8,294,057	$8,101,287	$7,952,553	$7,866,050	$7,568,826

Deposits
Noninterest-bearing	$1,857,324	$1,866,252	$1,998,590	$2,113,289	$2,288,902
Savings and interest-bearing transaction accounts	4,862,246	4,775,184	4,918,041	5,246,005	5,354,716
Time deposits	1,882,933	1,803,245	1,620,312	1,208,177	1,034,181
Total deposits	$8,602,503	$8,444,681	$8,536,943	$8,567,471	$8,677,799

Total loans to total deposits ratio	96.4%	95.9%	93.2%	91.8%	87.2%

Selected Average Balance Sheet Data
Loans	$8,167,362	$7,999.285	$7,900.426	$7,729,510	$7,517,878
Investment securities	2,013,153	2,068.073	2,117.076	2,145,252	2,160,719
Interest-earning assets	10,276,375	10,214.142	10,091.341	9,923,173	9,755,797
Total assets	10,875,553	10,808.261	10,698.807	10,534,884	10,358,600
Noninterest-bearing demand deposits	1,871,516	1,935,778	2,040,070	2,240,197	2,325,391
Savings deposits	759,232	830.836	928.796	1,001,870	1,092,222
Interest-bearing transaction accounts	4,103,217	4,007.867	4,224.024	4,389,672	4,337,559
Time deposits	1,856,266	1,722.935	1,385.661	1,100,911	905,735
Total deposits	8,590,231	8,497.414	8,578.551	8,732,650	8,660,907
Short-term borrowings	744,582	813.471	617.611	311,875	240,728
Other borrowings	232,573	219.425	219.308	219,202	219,082
Total interest-bearing liabilities	7,695,870	7,594,534	7,375,400	7,023,530	6,795,326
Stockholders' equity	1,137,387	1,130.563	1,120.356	1,092,720	1,104,145

Lakeland Bancorp, Inc. Financial Highlights (Unaudited)

	For the Quarter Ended
(dollars in thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Average Annualized Yields (Taxable Equivalent Basis) and Costs
Assets
Loans	5.42%	5.22%	5.10%	4.84%	4.43%
Taxable investment securities and other	2.84%	2.74%	2.61%	2.41%	2.12%
Tax-exempt securities	2.49%	2.45%	2.41%	2.36%	2.12%
Federal funds sold and interest-bearing cash accounts	5.41%	5.41%	4.00%	3.68%	2.21%
Total interest-earning assets	4.86%	4.71%	4.56%	4.31%	3.90%
Liabilities
Savings accounts	0.24%	0.26%	0.28%	0.29%	0.25%
Interest-bearing transaction accounts	2.60%	2.16%	1.85%	1.46%	0.97%
Time deposits	3.78%	3.39%	2.71%	1.77%	1.00%
Borrowings	5.04%	4.80%	4.46%	3.52%	2.15%
Total interest-bearing liabilities	2.96%	2.59%	2.11%	1.50%	0.94%
Net interest spread (taxable equivalent basis)	1.90%	2.12%	2.45%	2.81%	2.96%
Annualized net interest margin (taxable equivalent basis)	2.68%	2.83%	3.07%	3.28%	3.28%
Annualized cost of deposits	2.08%	1.73%	1.38%	0.99%	0.62%
Loan Quality Data
Allowance for Credit Losses on Loans
Balance at beginning of period	$73,965	$71,403	$70,264	$68,879	$68,836
Provision for credit losses on loans	1,327	2,422	1,213	1,464	11
Charge-offs	(217)	(148)	(139)	(138)	(56)
Recoveries	84	288	65	59	88
Balance at end of period	$75,159	$73,965	$71,403	$70,264	$68,879

Net Loan Charge-Offs (Recoveries)
Non owner occupied commercial	$—	$—	$—	$—	$—
Owner occupied commercial	—	(6)	—	—	—
Non owner occupied residential	—	—	—	—	—
Commercial, industrial and other	—	(163)	(35)	(24)	(49)
Construction	—	13	—	—	—
Equipment finance	136	12	46	51	(23)
Residential mortgages	—	—	—	—	—
Consumer and home equity	(3)	4	63	52	40
Net charge-offs (recoveries)	$133	$(140)	$74	$79	$(32)

Lakeland Bancorp, Inc. Financial Highlights (Unaudited)

	For the Quarter Ended
(dollars in thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Non-Performing Assets (1)
Non owner occupied commercial	$798	$864	$908	$618	$307
Owner occupied commercial	7,026	8,076	8,757	9,439	10,322
Multifamily	1,106	266	584	—	—
Non owner occupied residential	—	41	—	441	868
Commercial, industrial and other	217	1,737	2,221	2,978	3,623
Construction	—	—	980	980	—
Equipment finance	626	644	379	114	226
Residential mortgages	2,319	1,954	1,918	2,011	2,226
Consumer and home equity	1,331	2,486	1,131	781	798
Total non-accrual loans	13,423	16,068	16,878	17,362	18,370
Total non-performing assets	$13,423	$16,068	$16,878	$17,362	$18,370

Loans past due 90 days or more and still accruing	$—	$—	$—	$—	$31
Loans restructured and still accruing	$—	$—	$—	$2,640	$3,113
Ratio of allowance for loan losses to total loans	0.91%	0.91%	0.90%	0.89%	0.91%
Total non-accrual loans to total loans	0.16%	0.20%	0.21%	0.22%	0.24%
Total non-performing assets to total assets	0.12%	0.15%	0.16%	0.16%	0.17%
Annualized net (recoveries) charge-offs to average loans	0.01%	(0.01)%	—%	—%	—%

(1) Includes non-accrual purchased credit deteriorated loans.

Lakeland Bancorp, Inc. Supplemental Information - Non-GAAP Financial Measures (Unaudited)

	At or for the Quarter Ended
(dollars in thousands, except per share amounts)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Calculation of Tangible Book Value Per Common Share
Total common stockholders' equity at end of period - GAAP	$1,135,627	$1,131,702	$1,126,580	$1,108,587	$1,082,406
Less: Goodwill	271,829	271,829	271,829	271,829	271,829
Less: Other identifiable intangible assets	7,559	8,060	8,572	9,088	9,669
Total tangible common stockholders' equity at end of period - Non-GAAP	$856,239	$851,813	$846,179	$827,670	$800,908
Shares outstanding at end of period	65,030	65,028	65,017	64,872	64,804
Book value per share - GAAP	$17.46	$17.40	$17.33	$17.09	$16.70
Tangible book value per share - Non-GAAP	$13.17	$13.10	$13.01	$12.76	$12.36
Calculation of Tangible Common Equity to Tangible Assets
Total tangible common stockholders' equity at end of period - Non-GAAP	$856,239	$851,813	$846,179	$827,670	$800,908
Total assets at end of period - GAAP	$11,176,809	$10,897,966	$10,837,241	$10,783,840	$10,515,599
Less: Goodwill	271,829	271,829	271,829	271,829	271,829
Less: Other identifiable intangible assets	7,559	8,060	8,572	9,088	9,669
Total tangible assets at end of period - Non-GAAP	$10,897,421	$10,618,077	$10,556,840	$10,502,923	$10,234,101
Common equity to assets - GAAP	10.16%	10.38%	10.40%	10.28%	10.29%
Tangible common equity to tangible assets - Non-GAAP	7.86%	8.02%	8.02%	7.88%	7.83%
Calculation of Return on Average Tangible Common Equity
Net income - GAAP	$22,239	$22,628	$19,805	$33,577	$28,746
Total average common stockholders' equity - GAAP	$1,137,387	$1,130,563	$1,120,356	$1,092,720	$1,104,145
Less: Average goodwill	271,829	271,829	271,829	271,829	271,829
Less: Average other identifiable intangible assets	7,887	8,353	8,904	9,386	9,982
Total average tangible common stockholders' equity - Non-GAAP	$857,671	$850,381	$839,623	$811,505	$822,334
Return on average common stockholders' equity - GAAP	7.76%	8.03%	7.17%	12.19%	10.33%
Return on average tangible common stockholders' equity - Non-GAAP	10.29%	10.67%	9.57%	16.42%	13.87%
Calculation of Efficiency Ratio
Total noninterest expense	$44,368	$47,008	$48,605	$45,370	$47,811
Less:
Amortization of core deposit intangibles	501	512	516	581	581
Merger-related expenses	198	242	295	533	3,488
Noninterest expense, as adjusted	$43,669	$46,254	$47,794	$44,256	$43,742
Net interest income	$68,906	$71,542	$75,925	$81,640	$80,285
Total noninterest income	5,418	6,669	6,265	7,023	7,233
Total revenue	74,324	78,211	82,190	88,663	87,518
Tax-equivalent adjustment on municipal securities	408	422	436	443	395
Total revenue, as adjusted	$74,732	$78,633	$82,626	$89,106	$87,913
Efficiency ratio - Non-GAAP	58.43%	58.82%	57.84%	49.67%	49.76%

Lakeland Bancorp, Inc. Supplemental Information - Non-GAAP Financial Measures (Unaudited)

	For the Nine Months Ended September 30,
(dollars in thousands)	2023	2022
Calculation of Return on Average Tangible Common Equity
Net income - GAAP	$64,672	$73,792

Total average common stockholders' equity - GAAP	$1,129,498	$1,096,936
Less: Average goodwill	271,829	269,713
Less: Average other identifiable intangible assets	8,378	10,464
Total average tangible common stockholders' equity - Non-GAAP	$849,291	$816,759
Return on average common stockholders' equity - GAAP	7.66%	8.99%
Return on average tangible common stockholders' equity - Non-GAAP	10.18%	12.08%

Calculation of Efficiency Ratio
Total noninterest expense	$139,981	$142,838
Less:
Amortization of core deposit intangibles	1,529	1,770
Merger-related expenses	735	8,073
Long term debt extinguishment costs	—	—
Noninterest expense, as adjusted	$137,717	$132,995
Net interest income	$216,373	$230,975
Noninterest income	18,352	21,076
Total revenue	$234,725	$252,051
Tax-equivalent adjustment on municipal securities	1,267	1,124
Less: Gains on sales of investment securities	—	—
Total revenue, as adjusted	$235,992	$253,175
Efficiency ratio - Non-GAAP	58.36%	52.53%